UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 19, 2013, Sealed Air Corporation (“we” or “our”) issued a press release announcing our financial results for the year and quarter ended December 31, 2012. We have attached the press release as Exhibit 99.1 of this Form 8-K, which is incorporated herein by reference.

The information included in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

As previously announced, during the fourth quarter of 2012, we began to operate under three new business divisions for our segment reporting structure: Food & Beverage, Institutional & Laundry, Protective Packaging and an “Other” category, which includes our Medical Applications and New Ventures businesses. This new structure replaced our legacy seven business unit structure.

Our new segment reporting structure, which we also refer to as “divisions,” reflects the way management now makes operating decisions and manages the growth and profitability of the business. It also corresponds with management’s current approach of allocating resources and assessing the performance of our segments. We report our segment information in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 280, “Segment Reporting.”

The following is a brief description of the new segment structure:

Food & Beverage (F&B) Segment

The F&B division combines our legacy Food Packaging and Food Solutions packaging businesses with Diversey’s legacy Food & Beverage hygiene solutions business. This division focuses on providing processors, retailers and food service operators a broad range of integrated system solutions that improve the management of contamination risk and facility hygiene during the food and beverage production process, extend product shelf life through packaging technologies, improve merchandising, ease-of-use, and back-of-house preparation processes.

Institutional & Laundry (I&L) Segment

The I&L division represents the broad offering of the legacy Diversey™-branded total integrated system solutions for facility hygiene, food safety and security in food service operations, and infection control to customers worldwide. The division is focused on serving five key institutional and industrial sectors globally, which include: food service operators, lodging and laundry establishments, facility management and building service contractors, retail outlets, and healthcare facilities.

Protective Packaging Segment

The Protective Packaging division combines our legacy Protective Packaging, Shrink Packaging and the engineered foam portion of the legacy Specialty Materials businesses. The Protective Packaging division provides customers a broad portfolio of protective packaging systems and solutions designed for use across a range of applications and industries globally.

Other Category

This category includes our medical applications and new ventures businesses.

Medical Applications

Our Medical Applications business provides solutions offering superior protection and reliability to the medical, pharmaceutical and medical device industries. We sell medical applications products directly to medical device manufacturers and pharmaceutical companies and to the contract packaging firms that supply them.

New Ventures

Our New Ventures business includes several development and innovative projects. These include technologies and solutions sourced from renewable materials, proprietary process technologies that have opportunity for application within our manufacturing processes and for future licensing, and equipment systems that offer an automated packaging service for high-volume fulfillment or pick-and-pack operators.

Discussion and Revised Financial Information

We evaluate the performance of each reportable segment based on operating profit, which includes allocations for such corporate expenses as business development, customer service, finance, information services, human resources and legal. It does not include restructuring and other charges or interest income and expense and any income or loss amounts recorded in other income (expense). We allocate all depreciation and amortization to our reportable segments, although property and equipment, net is not allocated to the reportable segment assets. The accounting policies of the reportable segments and Other category are consistent with the accounting policies of the Company.

Only assets which are identifiable by segment and reviewed by our chief operating decision maker by segment are allocated to the reportable segment assets, which are trade receivables, net, and finished goods inventories, net. All other assets are included in “Assets not allocated.”

In accordance with ASC Topic 280, the unaudited segment information set forth in Exhibit 99.2 has been revised from amounts previously reported to reflect our new reportable segments for the quarterly periods of 2012, the fourth quarter of 2011 and the years ended 2012, 2011 and 2010. The revised results include the results of Diversey beginning October 3, 2011 (date of acquisition) on a continuing operations basis, excluding Diversey Japan, which the Company sold in November 2012. All results prior to October 3, 2011 include historical Sealed Air results only. There has been no change in our consolidated financial condition or results of operations previously reported in total.

The information included in this item, including Exhibit 99.2, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Sealed Air Corporation dated February 19, 2013

99.2	Revised Segment Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Carol P. Lowe
Name:	Carol P. Lowe
Title:	Senior Vice President and Chief Financial Officer

Dated: February 19, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sealed Air Corporation dated February 19, 2013

99.2	Revised Segment Information